SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

208 S. Akard Street Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form related to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-231404 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”), hereby incorporates by reference the description of its depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 5.000% Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and the description of its Series A Preferred Stock contained in the Company’s Prospectus, dated May 13, 2019, under the headings “Description of Depositary Shares We May Offer” and “Description of Preferred Stock We May Offer,” respectively, and in the Company’s Prospectus Supplement, dated December 5, 2019, under the headings “Description of the Depositary Shares” and “Description of the 5.000% Perpetual Preferred Stock, Series A” respectively, constituting part of the Registration Statement on Form S-3 (No. 333-231404) previously filed with the Commission under the Securities Act of 1933, as amended. The Depositary Shares are expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of AT&T Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

3.2	Certificate of Designations with respect to the Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 12, 2019).

3.3	By-laws of AT&T Inc. (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed on July 3, 2019).

4.1	Certificate of Designations with respect to the Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 12, 2019).

4.2	Deposit Agreement, dated December 12, 2019, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on December 12, 2019).

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T INC.

Date: December 12, 2019	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer